N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of WESMARK FUNDS ON BEHALF OF WESMARK BALANCED FUND, WESMARK GOVERNMENT BOND FUND, WESMARK GROWTH FUND, WESMARK SMALL COMPANY GROWTH FUND, WESMARK WEST VIRGINIA MUNICIPAL BOND FUND (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended January 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: March 18, 2008

/s/ Charles L. Davis, Jr.
Name:  Charles L. Davis, Jr.
Title: Principal Executive Officer



Dated: March 20, 2008

/s/ Richard N. Paddock
Name:  Richard N. Paddock
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.